Report of Independent Registered Public
Accounting Firm
To the Partners and Board of Directors of PMF
TEI Fund, L.P.:
In planning and performing our audit of the
financial statements of PMF TEI Fund, L.P. (the
Fund) as of and for the year ended December 31,
2016, in accordance with the standards of the
Public Company Accounting Oversight Board
(United States), we considered the Funds internal
control over financial reporting, including
control activities over safeguarding securities, as
a basis for designing our auditing procedures for
the purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the
effectiveness of the Funds internal control over
financial reporting. Accordingly, we express no
such opinion.
Management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting. In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls. A funds
internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting
and the preparation of financial statements for
external purposes in accordance with generally
accepted accounting principles (GAAP). A funds
internal control over financial reporting includes
those policies and procedures that (1) pertain to
the maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets of the
company; (2) provide reasonable assurance that
transactions are recorded as necessary to permit
preparation of financial statements in accordance
with GAAP, and that receipts and expenditures
of the fund are being made only in accordance
with authorizations of management and directors
of the fund; and (3) provide reasonable assurance
regarding prevention or timely detection of
unauthorized acquisition, use, or disposition of a
funds assets that could have a material effect on
the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent
or detect misstatements. Also, projections of any
evaluation of effectiveness to future periods are
subject to the risk that controls may become
inadequate because of changes in conditions, or
that the degree of compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis. A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial
reporting, such that there is a reasonable
possibility that a material misstatement of the
Funds annual or interim financial statements will
not be prevented or detected on a timely basis.
Our consideration of the Funds internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies in
internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in the Funds internal control over
financial reporting and its operation, including
controls over safeguarding securities, that we
consider to be a material weakness as defined
above as of December 31, 2016.
This report is intended solely for the information
and use of management and the Board of
Directors of the Fund and the Securities and
Exchange Commission and is not intended to be
and should not be used by anyone other than
these specified parties.
/s/ KPMG LLP
Columbus, Ohio
March 1, 2017